Exhibit 10.7

PROMISSORY NOTE

$150,000.00	Effective: October 12, 2011

FOR VALUE RECEIVED, the undersigned, each as principal, jointly and severally, promises to pay to the order of Lyle Jensen. (collectively referred to as "Holder"), at 2996 187th Street, Prole, Iowa, the sum of One Hundred Fifty Thousand Dollars ($150,000), with interest thereon from October 13, 2011, payable at the rate of 10.0% per annum and shall be payable in full in forty five (45) days on November 27, 2011.

Principal balance may be prepaid, in whole or in part, at any time without premium or penalty.

Interest payable as aforesaid, shall first be deducted from the payment; any balance thereof shall be applied to principal.

The undersigned agrees that it shall be in default under this Promissory Note upon: (i) failure of the undersigned to make any payment required by this Promissory Note, or any part thereof, as same become due; (ii) the bankruptcy or insolvency of the undersigned, or the commencement of liquidation, dissolution or similar proceedings; or (iii) the merger of the undersigned with another entity, resulting in the undersigned owning less than a majority of the stock of the merged entity; or (iv) the sale or other transfer of all or substantially all of the assets or stock of the undersigned. Upon default under this Promissory Note, Holders shall give the undersigned written notice of said default by registered or certified return receipt mail. The undersigned shall be deemed to have conclusively received the notice two (2) days after the postmark date on Holders' mail receipt. Upon Holders' declaration of default, the entire unpaid balance of principal and interest hereunder (determined as of the time of such declaration of default) shall, at the option of Holders, become immediately due and payable without any demand or notice whatsoever. Such option may be exercised by Holders upon, or any time after, the occurrence of any such event of default, and the failure of Holders to exercise such option consequent upon any such event of default shall not affect Holders' right to exercise such option upon the subsequent occurrence of any event of default.

Holders shall have the right to assign any or all of their rights, title or interests in or under this Promissory Note to any other person, corporation, or other entity without the consent of Borrower. In case of the assignment of this Promissory Note by Holders, or either one of them, prompt notice shall be given to Borrower, which shall at the time of such notice be furnished with a duplicate of such assignment. The rights, title, interests, or obligations of Borrower hereunder may not be assigned or otherwise transferred without the prior written consent of Holders; any such assignment shall not relieve Borrower of its obligations hereunder unless otherwise agreed in writing by Holders. The consent of Holders to any such assignment or transfer shall not constitute a waiver of this provision for purposes of any further assignment by the assignee of Borrower or any party obtaining Borrower's rights, title, interests, or obligations hereunder as a result of any assignment or transfer consented to by Holders.

The undersigned hereby expressly waives diligence, presentment, demand, notice of nonpayment, dishonor, default and all other notices hereunder. No delay on the part of Holders in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by Holders of any right, power or remedy shall preclude the exercise thereof or of any other right, power or remedy. Acceptance by Holders of any payment hereunder which is less than payment in full of all amounts due and payable at such time shall not constitute a waiver of the right to exercise the foregoing option at the time or any subsequent time. No renewal or extension of this Promissory Note, no acceptance of security herefor, and no delay in the enforcement hereof shall affect the undersigned maker's liability hereunder. If any provision contained herein shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions of this Promissory Note shall not be in any way impaired. The undersigned hereby agrees to pay all costs incurred by Holders in connection with amounts due and payable under this Promissory Note, including attorneys' fees and court costs.

The undersigned's address for notice purposes shall be American Power Group, Inc. 2503 E. Poplar Street, Algona, IA 50511 unless such address is changed pursuant to written notice from the undersigned to Holders.

Undersigned:	Holder:

American Power Group, Inc.	Lyle Jensen

By: /s/ Mike Schiltz	By: /s/ Lyle Jensen